UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       July 26, 2005

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276 9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Tuesday, July 26, 2005, Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) executed a Share Exchange Agreement (the “Agreement”) with Richcorp, Inc. (“RICH”), a Florida corporation that maintains its principal office at 1117 S. W. 11th Street, Boca Raton, FL, 33486, and Mr. William Richardson (“Richardson”), President of RICH. Pursuant to the Agreement, Mr. Richardson agreed, as owner and/or proxy holder for other RICH shareholders, to convey and transfer to Geotec, those shares of RICH common stock (referred to as the “Purchased Shares”) representing the majority voting and all of the equity interest in RICH. Accordingly, Geotec is acquiring the equity ownership of RICH. The Agreement contains further provisions for the acquisition of all issued and outstanding equity interests of RICH from remaining RICH shareholders. The Agreement has an effective date of August 1, 2005 and provides that the Purchased Shares shall be delivered to Geotec on August 1, 2005. Copies of the Agreement is attached as an exhibit hereto.

As consideration for the Purchased Shares, Geotec is tendering ten thousand (10,000) shares of its preferred stock (the “Geotec Preferred Stock”) to RICH shareholders. The Geotec Preferred Stock will be distributed on a pro rata basis to Mr. Richardson, those shareholders for which Mr. Richardson serves as a proxy, and all other shareholders of RICH that elect to exchange their equity interest in RICH for Geotec Preferred Stock. The Geotec Preferred Stock will be issued and held in escrow pending the share exchange scheduled for August 1, 2006, August 1, 2007 and August 1, 2008.

The Geotec Preferred Stock will contain preferences that entitle the holders of the Geotec Preferred Stock to a pro rata interest in a minimum of 2,100,000 shares of Geotec common stock, at a minimum, and up to 10,500,000 shares of Geotec common stock, based upon a formula for sales and resulting profits of RICH. (Scaled from $20,000,000 to $80,000,000 in annual profits for the maximum shares to be earned.)

The Agreement provides that Richardson and RICH shall indemnify and hold harmless Geotec for various matters that may arise after execution of the Agreement and which relate to conduct occurring prior to execution of the Agreement.

As the result of the execution of the Agreement by the parties, Geotec obtains 100% voting control over RICH and its ownership rights to reserves of coking coal in Argentina exceeding 200,000,000 tons, as represented by RICH. Accordingly, the effect of the Agreement is to provide Geotec with the ability to control of over 200,000,000 tons of coke quality coal (asphaltite) and generate revenue to RICH/Geotec from the commercial exploitation of such commodity. The quality of the mined material is represented to be approximate 21-22,000 BTU per ton of asphaltite.

ITEM. 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See disclosure contained in Item 1.01 above.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As previously described, Geotec is issuing ten thousand (10,000) shares of its restricted Preferred Stock in exchange for the Purchased Shares. Mr. Richardson and those individuals and entities for which he is acting as a proxy, as well as other shareholders of RichCorp are sophisticated investors who have access to financial and related information of Geotec and agreed to acquire the Geotec Preferred Stock for investment purposes. Accordingly, the offer and sale of the Shares have occurred and will occur in transactions exempt from registration under Section 4(2) of the Securities Act of 1933 and Section 517.061(9) of the Florida Statutes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Asphaltite Laboratory Analysis
99.2	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:   /s/ Bradley T. Ray

Bradley T. Ray
Chairman, President

DATED: July 26, 2005